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                                                                    EXHIBIT 23.6

                                               CONSENT OF INDEPENDENT PUBLIC
                                                        ACCOUNTANTS


     As independent public accountants, we hereby consent to the use of our report dated February 6, 1998 (except with respect to the matter discussed in Note 20 as to which the date is March 25, 1998) on the consolidated financial statements of the Bristol Hotel Company and to the use of our report dated February 6, 1998, (except with respect to the matter discussed in Note 18 as to which the date is March 25, 1998) on the consolidated financial statements of the Bristol Hotel Asset Company (and to all references to our Firm) incorporated by reference into the Amendment No. 1 of the Registration Statement on Form S-4 of FelCor Suite Hotels Inc.


Dallas, Texas,

  May 29, 1998


                                                /s/ ARTHUR ANDERSEN, LLP
                                            ------------------------------------
                                            Arthur Andersen, LLP